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                                                                   EXHIBIT 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 4, 2000, relating to the financial statements and financial highlights of Berger Institutional Products Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Information" in such Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
April 26, 2000